Filed Pursuant to Rule 433
                                                     Registration No. 333-133181

Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------

                                   $25,000,000

                                    BCAP LLC

                   RESECURITIZATION PASS-THROUGH CERTIFICATES
                                 SERIES 2006-RR1

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                              Barclays Capital Inc.
                               Sponsor and Seller

                                    BCAP LLC
                                    Depositor

                                  BCAP 2006-RR1
                                 Issuing Entity

The following is a preliminary Term Sheet. All terms and statements are subject to change.


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Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
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                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2960.

   This FWP is not required to contain all information that is required to be included in the base prospectus.

   The information in this FWP is preliminary and is subject to completion or change.

The information in this FWP, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar FWP relating to any securities reflecting an interest in the deposited underlying certificates.

    This FWP is not an offer to sell or a solicitation of an offer to buy any securities in any state where such offer, solicitation or sale is not permitted.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


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Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
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                                    BCAP LLC
           Resecuritization Pass-Through Certificates, Series 2006-RR1

             Approximate Total Principal Amount Offered: $25,000,000

                                                       Offered Certificates (1)
----------------------------------------------------------------------------------------------------------------------------------
          Principal or Notional                   Payment Window   Certificate Interest
Tranche        Balance(2)         WAL (Yrs) (3)    (Dates) (3)            Rates           Delay Day   Tranche Type    Ratings (5)
-------   ---------------------   -------------   --------------   --------------------   ---------   ------------   -------------
  PA
  PB
  PC
  PD                                                     Non-Offered Certificates
  PE
  TA
  WZ
  CF          $25,000,000             1.44         12/06 - 06/10       LIBOR + 0.64%(4)       0           FLT        AAA/ Aaa/ AAA
  CS
                                                         Non-Offered Certificates
  AR
----------------------------------------------------------------------------------------------------------------------------------

(1) Only the Class CF Certificates will be offered pursuant to this term sheet.

(2)   Preliminary and subject to change.

(3) The WAL and Payment Windows for the Class CF Certificates are shown at pricing speed of 350% PSA (as described herein).

(4) The pass-through rate on the Class CF Certificates will be subject to a maximum pass-through rate of 5.00% and a minimum pass-through rate of 0.64%. In addition, the Class CF certificates will have the benefit of an interest rate corridor contract. Initial LIBOR will be 5.32%.

(5) Ratings are preliminary and subject to final confirmation with rating agencies.


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Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------


Summary of Terms
----------------

Offered Certificates:               Approximately $25,000,000 adjustable-rate
                                    Class CF Certificates will be offered
                                    pursuant to this term sheet.

Non-Offered Certificates:           The Class PA, PB, PC, PD, PE, TA, WZ, CS and
                                    AR Certificates will not be offered pursuant to this term sheet.

Cut-off Date:                       November 1, 2006.

Settlement Date:                    On or about November 30, 2006.

Distribution Dates:                 The 25th day of each month (or if not a
                                    business day, the next succeeding business
                                    day), commencing in December 2006.

Day Count:                          Interest will accrue on the Offered
                                    Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Issuer:                             BCAP 2006-RR1.

Sponsor and Seller:                 Barclays Capital Inc.

Trustee:                            Wells Fargo Bank, N.A.

Issuing Entity Assets:              The assets of BCAP 2006-RR1 will consist of
                                    ownership interests in the Wells Fargo
                                    Mortgage Backed Securities 2006-16 Trust,
                                    Class A-2, Class A-5 and Class A-18
                                    Certificates and the Corridor Agreement. The
                                    Class A-2 deposited underlying certificates have a class certificate balance of approximately $15,893,111 and represent a
                                    61.9% ownership interest in that class. The
                                    Class A-5 deposited underlying certificates have a class certificate balance of approximately $413,800,322 and represent a
                                    61.9% ownership interest in that class. The
                                    Class A-18 underlying deposited certificates have a class certificate balance of approximately $25,000,000 and represent a
                                    50.8% ownership interest in that class. The total amount of assets in the issuing entity as of November 27, 2006 is approximately
                                    $454,693,434.

The Underlying Mortgage Loans:      Fixed-rate mortgage loans with an initial
                                    aggregate principal balance of approximately
                                    $1,504,850,539 secured by first liens on one- to four-family residential properties.

Credit Enhancement of the
  Underlying Deal:                  Credit enhancement for the Class A
                                    Certificates will be provided by a
                                    senior/subordinate, shifting interest
                                    structure. The Class B Certificates are
                                    subordinate to, and provide credit
                                    enhancement for, the Class A Certificates.

Subordination of the
  Underlying Deal:

                                                                         Initial Subordination
                                    Certificates             Ratings          Percentage
                                    --------------------   -----------   ---------------------
                                    Class A Certificates   AAA/Aaa/AAA          2.40%

Payment Priority:                   In general, on any distribution date,
                                    available funds from the class or classes of deposited underlying certificates relating to each group of offered certificates will be distributed in the following order:

                                    o     from available interest funds, to the
                                          offered certificates related to the
                                          class or classes of deposited
                                          underlying certificates, pro rata,
                                          based on their respective interest
                                          distribution amounts; and

                                    o     from available principal funds, to
                                          principal of the classes of
                                          certificates related to such class or
                                          classes of deposited underlying
                                          certificates then entitled to receive
                                          distributions of principal, in the
                                          order and subject to the priorities
                                          set forth below; and from any
                                          remaining available amounts, to the
                                          Class AR certificates.

                                    Interest Distributions:
                                    -----------------------

                                    On each distribution date, to the extent interest funds are available from the deposited underlying certificates, each class of offered certificates will be entitled to receive interest accrued at the applicable pass through rate during the related interest accrual period on the class certificate balance of that class immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates (except that prior to the Class WZ Accrual Termination Date (as defined in the prospectus supplement) the interest accrued on the Class WZ certificates will be added to the principal balance of the Class WZ certificates and distributed as principal to the Class TA and Class WZ certificates as set forth below).


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Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------


Payment Priority (cont.):           Principal Distributions:
-------------------------           ------------------------

                                    On each distribution date, offered
                                    certificateholders will only receive a
                                    distribution of principal on their
                                    certificates if there is cash available from the related class or classes of deposited underlying certificates on that date for the payment of principal according to the principal distribution rules described below and elsewhere in this prospectus supplement.

                                    On each distribution date, the available principal funds related to each class of deposited underlying certificates will be distributed as principal of the following classes of offered certificates, in the following order of priority:

                                    A. Distributions of the Available Principal
                                    Funds from the Class A-2 and Class A-5
                                    Deposited Underlying Certificates:
                                    -------------------------------------------

                                    1.    to the Class AR certificates, until
                                          its class certificate balance is
                                          reduced to zero;

                                    2.    sequentially, to the Class PA, Class
                                          PB, Class PC, Class PD and Class PE
                                          certificates, in that order, until the
                                          aggregate class certificate balance is
                                          reduced to the Aggregate Targeted
                                          Balance set forth on the schedule
                                          hereto;

                                    3.    sequentially, to the Class TA and
                                          Class WZ certificates, in that order,
                                          until the class certificate balance of
                                          each such class is reduced to zero;
                                          and

                                    4.    sequentially, to the Class PA, Class
                                          PB, Class PC, Class PD and Class PE
                                          certificates, in that order, without
                                          regard to the Aggregate Targeted
                                          Balance set forth on the schedule
                                          hereto, until the class certificate
                                          balance of each such class is reduced
                                          to zero.

                                    B. Distributions of the Available Principal
                                    Funds from the Class A-18 Deposited
                                    Underlying Certificates:
                                    -------------------------------------------

                                    1.    to the Class CF certificates, until
                                          its class certificate balance is
                                          reduced to zero.

                                    Allocation of the Class WZ Accrual Amount:
                                    ------------------------------------------

                                    On each distribution date prior to the Class
                                    WZ Accrual Termination Date (as described below) the interest accrued on the Class WZ certificates will be distributed in the following order of priority:

                                    1.    to the Class TA certificates, until
                                          the class certificate balance of such
                                          class has been reduced to zero; and

                                    2.    to the Class WZ certificates, until
                                          the class certificate balance of such
                                          class has been reduced to zero.

                                    The Class WZ Accrual Termination Date is the first distribution date following the distribution date on which the class certificate balance of the Class TA certificates have been reduced to zero.

Allocation of Losses:               If any realized losses on the underlying
                                    mortgage loans are allocated to the
                                    deposited underlying certificates, such
                                    realized losses will be allocated pro rata, based on their outstanding class certificate balances (or in the case of the Class WZ certificates, the lesser of such outstanding class certificate balance or its original class certificate balance), to the related classes of certificates, until their respective class certificate balances are reduced to zero.

Call Provision:                     Although there is no optional termination
                                    provision in the Issuing Entity, the
                                    depositor of the Underlying Mortgage Loans has the right to repurchase all remaining
                                    Underlying Mortgage Loans in the Underlying
                                    Trust and thereby effect early retirement of the Deposited Underlying Certificates, subject to the aggregate scheduled principal balance of such Underlying Mortgage Loans at the time of repurchase being less than 10% of the aggregate unpaid principal balance of the Underlying Mortgage Loans as of the underlying cut off date.

Legal Structure:                    Designated portions of the trust will be
                                    established as a REMIC for federal income tax purposes.

ERISA Considerations:               The Class CF Certificates are expected to be
                                    ERISA eligible as of the Closing Date.
                                    Prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal
                                    Revenue Code of an ERISA Plan's acquisition and ownership of the Offered Certificates.

SMMEA Considerations:               The Class CF Certificates are expected to
                                    constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                    Enhancement Act of 1984 (SMMEA).

Form of Registration:               The Class CF Certificates will be issued in
                                    book-entry form through DTC.

Minimum Denominations:              The Class CF Certificates will be issued
                                    with a minimum denomination of $25,000 and integral multiples of $1 in excess of $25,000.

Corridor Contract Counterparty:     Barclays Bank PLC.

Corridor Contract:                  The Class CF Certificates will have the
                                    benefit of an interest rate corridor
                                    contract (the "Corridor Agreement")
                                    commencing in January 2006.

                                    For any Distribution Date, beginning on the Distribution Date in January 2007, to and including the Distribution Date in March 2032, if LIBOR, with respect to such Distribution Date, as calculated in accordance with the Corridor Agreement, exceeds 4.36% per annum, the Corridor Provider will be obligated to pay to the Trustee, for deposit into the Reserve Fund, the Corridor Agreement Payment. The "Corridor Agreement Payment" for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and 9.86% exceeds (ii) 4.36%, (b) the Corridor Contract Notional Amount for such Distribution Date and (c) one twelfth. The Corridor Provider is required to make any Corridor Agreement Payment one business day preceding the related Distribution Date.


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Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------


Corridor Contract Reserve Fund:     On or before each applicable Distribution
                                    Date, the Trustee will deposit in the
                                    Reserve Fund any Corridor Agreement Payment received from the Corridor Provider for the related Distribution Date. The Corridor
                                    Agreement Payment received on or before a Distribution Date, along with the amount of any related Excess Funds in the Reserve
                                    Fund, will be distributed to the Class CF
                                    Certificates in an amount up to the Interest
                                    Rate Corridor Amount for such Distribution
                                    Date.

                                    If the sum of the Excess Funds in the
                                    Reserve Fund is less than the Interest Rate
                                    Corridor Amount for a Distribution Date
                                    (such shortfall, a "Basis Risk Shortfall
                                    Carryover Amount"), the Class CF
                                    Certificates will not receive an amount
                                    equal to the Interest Rate Corridor Amount on such Distribution Date. However, on future Distribution Dates, if the sum of the Corridor Agreement Payment and any Excess Funds in the Reserve Fund exceeds the Corridor Amount for such Distribution Date, such excess will be used to pay any Basis Risk Corridor Shortfall Carryover Amounts outstanding from prior Distribution Dates. The Class CF Certificates will not be entitled to any interest on a Basis Risk Shortfall Carryover Amount.

                                    With respect to the Class CF Certificates for any Distribution Date beginning on the Distribution Date in January 2007, to and including the Distribution Date in March 2032 for which LIBOR exceeds 4.36%, the "Corridor Amount" will be an amount equal to the product of (a) the Principal Balance of the Class CF Certificates immediately prior to such Distribution Date, (b) the excess of
                                    (i) the lesser of (x) LIBOR and (y) 9.86% over (ii) 4.36% and (c) one twelfth.

                                    "Excess Funds" with respect to the Reserve
                                    Fund and for any Distribution Date will
                                    equal the amount by which the Corridor
                                    Agreement Payments for prior Distribution
                                    Dates exceed the amount actually paid from the Reserve Fund with respect to (i) Interest Rate Corridor Amounts for such prior Distribution Dates and (ii) Basis Risk Shortfall Carryover Amounts for such prior Distribution Dates.

                                    No Corridor Agreement Payment will be made by the Corridor Provider after the Distribution Date in March 2032, therefore after that Distribution Date any Interest Rate Corridor Amount for a Distribution Date will be payable solely from amounts, if any, in the Reserve Fund.

                                    For federal income tax purposes, the holders of the Class CF Certificates will beneficially own the Reserve Fund. Any amounts remaining in the Reserve Fund after the earlier of (a) the Principal Balance of the Class CF Certificates is reduced to zero or (b) termination of the Issuing Entity, will be distributed to the Underwriter.


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Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
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The Corridor Contract Notional Balance for the Class CF Certificates is as
described in the following table:

                         Cap Corridor Notional Balance
                         Balance struck at 275 PSA speed
                                    Bond: CF
               Corridor contract effective date: December 25, 2006
               Corridor contract termination date: March 25, 2032

Corridor Contract Notional Balance ($)   Begin Accrue Date   Distribution Date

                         25,000,000.00          12/25/2006           1/25/2007
                         25,000,000.00           1/25/2007           2/25/2007
                         25,000,000.00           2/25/2007           3/25/2007
                         25,000,000.00           3/25/2007           4/25/2007
                         25,000,000.00           4/25/2007           5/25/2007
                         25,000,000.00           5/25/2007           6/25/2007
                         25,000,000.00           6/25/2007           7/25/2007
                         25,000,000.00           7/25/2007           8/25/2007
                         25,000,000.00           8/25/2007           9/25/2007
                         25,000,000.00           9/25/2007          10/25/2007
                         25,000,000.00          10/25/2007          11/25/2007
                         25,000,000.00          11/25/2007          12/25/2007
                         25,000,000.00          12/25/2007           1/25/2008
                         25,000,000.00           1/25/2008           2/25/2008
                         25,000,000.00           2/25/2008           3/25/2008
                         25,000,000.00           3/25/2008           4/25/2008
                         25,000,000.00           4/25/2008           5/25/2008
                         25,000,000.00           5/25/2008           6/25/2008
                         25,000,000.00           6/25/2008           7/25/2008
                         25,000,000.00           7/25/2008           8/25/2008
                         25,000,000.00           8/25/2008           9/25/2008
                         25,000,000.00           9/25/2008          10/25/2008
                         25,000,000.00          10/25/2008          11/25/2008
                         25,000,000.00          11/25/2008          12/25/2008
                         11,799,834.49          12/25/2008           1/25/2009
                         11,415,882.31           1/25/2009           2/25/2009
                         11,042,245.09           2/25/2009           3/25/2009
                         10,678,745.35           3/25/2009           4/25/2009
                         10,325,204.53           4/25/2009           5/25/2009
                          9,981,446.93           5/25/2009           6/25/2009
                          9,647,299.61           6/25/2009           7/25/2009
                          9,322,592.40           7/25/2009           8/25/2009
                          9,007,157.85           8/25/2009           9/25/2009
                          8,700,831.16           9/25/2009          10/25/2009
                          8,403,450.16          10/25/2009          11/25/2009
                          8,114,855.28          11/25/2009          12/25/2009
                          7,834,889.47          12/25/2009           1/25/2010
                          7,563,398.22           1/25/2010           2/25/2010
                          7,300,229.46           2/25/2010           3/25/2010
                          7,045,233.59           3/25/2010           4/25/2010
                          6,798,263.34           4/25/2010           5/25/2010
                          6,559,173.87           5/25/2010           6/25/2010
                          6,327,822.61           6/25/2010           7/25/2010
                          6,104,069.29           7/25/2010           8/25/2010
                          5,887,775.88           8/25/2010           9/25/2010
                          5,678,806.60           9/25/2010          10/25/2010
                          5,477,027.81          10/25/2010          11/25/2010
                          5,282,308.02          11/25/2010          12/25/2010
                          5,094,517.90          12/25/2010           1/25/2011
                          4,913,530.14           1/25/2011           2/25/2011
                          4,739,219.51           2/25/2011           3/25/2011
                          4,571,462.81           3/25/2011           4/25/2011
                          4,410,138.79           4/25/2011           5/25/2011
                          4,255,128.20           5/25/2011           6/25/2011
                          4,106,313.68           6/25/2011           7/25/2011
                          3,963,579.78           7/25/2011           8/25/2011
                          3,826,812.92           8/25/2011           9/25/2011
                          3,695,901.35           9/25/2011          10/25/2011
                          3,570,735.13          10/25/2011          11/25/2011
                          3,455,960.65          11/25/2011          12/25/2011
                          3,346,672.37          12/25/2011           1/25/2012
                          3,242,765.78           1/25/2012           2/25/2012
                          3,144,138.07           2/25/2012           3/25/2012
                          3,050,688.11           3/25/2012           4/25/2012
                          2,962,316.41           4/25/2012           5/25/2012
                          2,878,925.11           5/25/2012           6/25/2012
                          2,800,417.93           6/25/2012           7/25/2012
                          2,726,700.18           7/25/2012           8/25/2012
                          2,657,678.71           8/25/2012           9/25/2012
                          2,593,261.90           9/25/2012          10/25/2012
                          2,533,359.60          10/25/2012          11/25/2012
                          2,479,326.00          11/25/2012          12/25/2012
                          2,429,605.30          12/25/2012           1/25/2013
                          2,384,111.99           1/25/2013           2/25/2013
                          2,342,761.94           2/25/2013           3/25/2013
                          2,305,472.45           3/25/2013           4/25/2013


                          Cap Corridor Notional Balance
                         Balance struck at 275 PSA speed
                                    Bond: CF
               Corridor contract effective date: December 25, 2006
               Corridor contract termination date: March 25, 2032

Corridor Contract Notional Balance ($)   Begin Accrue Date   Distribution Date

                          2,272,162.15           4/25/2013           5/25/2013
                          2,242,751.01           5/25/2013           6/25/2013
                          2,217,160.34           6/25/2013           7/25/2013
                          2,195,312.74           7/25/2013           8/25/2013
                          2,177,132.09           8/25/2013           9/25/2013
                          2,162,543.53           9/25/2013          10/25/2013
                          2,149,406.16          10/25/2013          11/25/2013
                          2,135,658.39          11/25/2013          12/25/2013
                          2,121,677.32          12/25/2013           1/25/2014
                          2,107,474.83           1/25/2014           2/25/2014
                          2,093,062.45           2/25/2014           3/25/2014
                          2,078,451.42           3/25/2014           4/25/2014
                          2,063,652.65           4/25/2014           5/25/2014
                          2,048,676.76           5/25/2014           6/25/2014
                          2,033,534.07           6/25/2014           7/25/2014
                          2,018,234.60           7/25/2014           8/25/2014
                          2,002,788.09           8/25/2014           9/25/2014
                          1,987,204.02           9/25/2014          10/25/2014
                          1,971,491.58          10/25/2014          11/25/2014
                          1,955,393.59          11/25/2014          12/25/2014
                          1,939,199.48          12/25/2014           1/25/2015
                          1,922,917.27           1/25/2015           2/25/2015
                          1,906,554.70           2/25/2015           3/25/2015
                          1,890,119.29           3/25/2015           4/25/2015
                          1,873,618.35           4/25/2015           5/25/2015
                          1,857,058.96           5/25/2015           6/25/2015
                          1,840,447.97           6/25/2015           7/25/2015
                          1,823,792.03           7/25/2015           8/25/2015
                          1,807,097.60           8/25/2015           9/25/2015
                          1,790,370.91           9/25/2015          10/25/2015
                          1,773,618.03          10/25/2015          11/25/2015
                          1,756,666.91          11/25/2015          12/25/2015
                          1,739,715.22          12/25/2015           1/25/2016
                          1,722,767.92           1/25/2016           2/25/2016
                          1,705,693.71           2/25/2016           3/25/2016
                          1,688,634.51           3/25/2016           4/25/2016
                          1,671,594.81           4/25/2016           5/25/2016
                          1,654,578.96           5/25/2016           6/25/2016
                          1,637,591.15           6/25/2016           7/25/2016
                          1,620,635.44           7/25/2016           8/25/2016
                          1,603,715.73           8/25/2016           9/25/2016
                          1,586,834.83           9/25/2016          10/25/2016
                          1,569,997.35          10/25/2016          11/25/2016
                          1,553,206.80          11/25/2016          12/25/2016
                          1,536,466.57          12/25/2016           1/25/2017
                          1,519,779.89           1/25/2017           2/25/2017
                          1,503,149.93           2/25/2017           3/25/2017
                          1,486,579.68           3/25/2017           4/25/2017
                          1,470,072.06           4/25/2017           5/25/2017
                          1,453,629.84           5/25/2017           6/25/2017
                          1,437,255.72           6/25/2017           7/25/2017
                          1,420,952.26           7/25/2017           8/25/2017
                          1,404,721.94           8/25/2017           9/25/2017
                          1,388,567.13           9/25/2017          10/25/2017
                          1,372,490.10          10/25/2017          11/25/2017
                          1,356,493.01          11/25/2017          12/25/2017
                          1,340,577.96          12/25/2017           1/25/2018
                          1,324,746.92           1/25/2018           2/25/2018
                          1,309,001.82           2/25/2018           3/25/2018
                          1,293,344.45           3/25/2018           4/25/2018
                          1,277,776.56           4/25/2018           5/25/2018
                          1,262,299.79           5/25/2018           6/25/2018
                          1,246,915.70           6/25/2018           7/25/2018
                          1,231,625.80           7/25/2018           8/25/2018
                          1,216,431.51           8/25/2018           9/25/2018
                          1,201,334.16           9/25/2018          10/25/2018
                          1,186,335.03          10/25/2018          11/25/2018
                          1,171,435.32          11/25/2018          12/25/2018
                          1,156,636.17          12/25/2018           1/25/2019
                          1,141,938.65           1/25/2019           2/25/2019
                          1,127,343.76           2/25/2019           3/25/2019
                          1,112,852.46           3/25/2019           4/25/2019
                          1,098,465.62           4/25/2019           5/25/2019
                          1,084,184.08           5/25/2019           6/25/2019
                          1,070,008.59           6/25/2019           7/25/2019
                          1,055,939.88           7/25/2019           8/25/2019


--------------------------------------------------------------------------------
[BARCLAYS                               7
CAPITAL
LOGO]

Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------


                          Cap Corridor Notional Balance
                         Balance struck at 275 PSA speed
                                    Bond: CF
               Corridor contract effective date: December 25, 2006
               Corridor contract termination date: March 25, 2032

Corridor Contract Notional Balance ($)   Begin Accrue Date   Distribution Date

                          1,041,978.61           8/25/2019           9/25/2019
                          1,028,125.38           9/25/2019          10/25/2019
                          1,014,380.76          10/25/2019          11/25/2019
                          1,000,745.24          11/25/2019          12/25/2019
                            987,219.29          12/25/2019           1/25/2020
                            973,803.33           1/25/2020           2/25/2020
                            960,497.72           2/25/2020           3/25/2020
                            947,302.80           3/25/2020           4/25/2020
                            934,218.84           4/25/2020           5/25/2020
                            921,246.10           5/25/2020           6/25/2020
                            908,384.76           6/25/2020           7/25/2020
                            895,635.00           7/25/2020           8/25/2020
                            882,996.95           8/25/2020           9/25/2020
                            870,470.69           9/25/2020          10/25/2020
                            858,056.29          10/25/2020          11/25/2020
                            845,753.76          11/25/2020          12/25/2020
                            833,563.09          12/25/2020           1/25/2021
                            821,358.24           1/25/2021           2/25/2021
                            809,267.03           2/25/2021           3/25/2021
                            797,289.35           3/25/2021           4/25/2021
                            785,425.07           4/25/2021           5/25/2021
                            773,674.00           5/25/2021           6/25/2021
                            762,035.96           6/25/2021           7/25/2021
                            750,510.73           7/25/2021           8/25/2021
                            739,098.05           8/25/2021           9/25/2021
                            727,797.65           9/25/2021          10/25/2021
                            716,609.25          10/25/2021          11/25/2021
                            705,532.52          11/25/2021          12/25/2021
                            694,567.13          12/25/2021           1/25/2022
                            683,712.70           1/25/2022           2/25/2022
                            672,968.86           2/25/2022           3/25/2022
                            662,335.22           3/25/2022           4/25/2022
                            651,811.34           4/25/2022           5/25/2022
                            641,396.80           5/25/2022           6/25/2022
                            631,091.14           6/25/2022           7/25/2022
                            620,893.89           7/25/2022           8/25/2022
                            610,804.55           8/25/2022           9/25/2022
                            600,822.64           9/25/2022          10/25/2022
                            590,947.62          10/25/2022          11/25/2022
                            581,178.97          11/25/2022          12/25/2022
                            571,516.15          12/25/2022           1/25/2023
                            561,958.58           1/25/2023           2/25/2023
                            552,505.72           2/25/2023           3/25/2023
                            543,156.97           3/25/2023           4/25/2023
                            533,911.73           4/25/2023           5/25/2023
                            524,769.42           5/25/2023           6/25/2023
                            515,729.40           6/25/2023           7/25/2023
                            506,791.06           7/25/2023           8/25/2023
                            497,953.76           8/25/2023           9/25/2023
                            489,216.87           9/25/2023          10/25/2023
                            480,583.96          10/25/2023          11/25/2023
                            472,050.06          11/25/2023          12/25/2023
                            463,614.52          12/25/2023           1/25/2024
                            455,276.66           1/25/2024           2/25/2024
                            447,035.81           2/25/2024           3/25/2024
                            438,891.27           3/25/2024           4/25/2024
                            430,842.35           4/25/2024           5/25/2024
                            422,888.38           5/25/2024           6/25/2024
                            415,028.63           6/25/2024           7/25/2024
                            407,282.67           7/25/2024           8/25/2024
                            399,629.18           8/25/2024           9/25/2024
                            392,067.43           9/25/2024          10/25/2024
                            384,596.72          10/25/2024          11/25/2024
                            377,216.32          11/25/2024          12/25/2024
                            369,925.52          12/25/2024           1/25/2025
                            362,723.58           1/25/2025           2/25/2025
                            355,609.80           2/25/2025           3/25/2025
                            348,583.43           3/25/2025           4/25/2025
                            341,643.75           4/25/2025           5/25/2025
                            334,790.03           5/25/2025           6/25/2025
                            328,021.54           6/25/2025           7/25/2025
                            321,337.53           7/25/2025           8/25/2025
                            314,737.28           8/25/2025           9/25/2025
                            308,220.05           9/25/2025          10/25/2025
                            301,785.10          10/25/2025          11/25/2025
                            295,431.70          11/25/2025          12/25/2025


                          Cap Corridor Notional Balance
                         Balance struck at 275 PSA speed
                                    Bond: CF
               Corridor contract effective date: December 25, 2006
               Corridor contract termination date: March 25, 2032

Corridor Contract Notional Balance ($)   Begin Accrue Date   Distribution Date

                            289,159.11          12/25/2025           1/25/2026
                            282,966.59           1/25/2026           2/25/2026
                            276,853.42           2/25/2026           3/25/2026
                            270,818.84           3/25/2026           4/25/2026
                            264,862.13           4/25/2026           5/25/2026
                            258,982.56           5/25/2026           6/25/2026
                            253,179.39           6/25/2026           7/25/2026
                            247,451.89           7/25/2026           8/25/2026
                            241,799.32           8/25/2026           9/25/2026
                            236,220.97           9/25/2026          10/25/2026
                            230,716.11          10/25/2026          11/25/2026
                            225,284.01          11/25/2026          12/25/2026
                            219,923.95          12/25/2026           1/25/2027
                            214,635.20           1/25/2027           2/25/2027
                            209,417.05           2/25/2027           3/25/2027
                            204,268.79           3/25/2027           4/25/2027
                            199,189.69           4/25/2027           5/25/2027
                            194,179.06           5/25/2027           6/25/2027
                            189,236.17           6/25/2027           7/25/2027
                            184,360.34           7/25/2027           8/25/2027
                            179,550.85           8/25/2027           9/25/2027
                            174,807.00           9/25/2027          10/25/2027
                            170,128.10          10/25/2027          11/25/2027
                            165,513.46          11/25/2027          12/25/2027
                            160,962.39          12/25/2027           1/25/2028
                            156,474.20           1/25/2028           2/25/2028
                            152,048.20           2/25/2028           3/25/2028
                            147,683.73           3/25/2028           4/25/2028
                            143,380.11           4/25/2028           5/25/2028
                            139,136.66           5/25/2028           6/25/2028
                            134,953.39           6/25/2028           7/25/2028
                            130,828.94           7/25/2028           8/25/2028
                            126,762.67           8/25/2028           9/25/2028
                            122,753.91           9/25/2028          10/25/2028
                            118,802.01          10/25/2028          11/25/2028
                            114,906.33          11/25/2028          12/25/2028
                            111,066.22          12/25/2028           1/25/2029
                            107,281.04           1/25/2029           2/25/2029
                            103,550.16           2/25/2029           3/25/2029
                             99,872.95           3/25/2029           4/25/2029
                             96,248.78           4/25/2029           5/25/2029
                             92,677.02           5/25/2029           6/25/2029
                             89,157.07           6/25/2029           7/25/2029
                             85,688.30           7/25/2029           8/25/2029
                             82,270.11           8/25/2029           9/25/2029
                             78,901.89           9/25/2029          10/25/2029
                             75,583.04          10/25/2029          11/25/2029
                             72,312.97          11/25/2029          12/25/2029
                             69,091.09          12/25/2029           1/25/2030
                             65,916.81           1/25/2030           2/25/2030
                             62,789.54           2/25/2030           3/25/2030
                             59,708.72           3/25/2030           4/25/2030
                             56,673.76           4/25/2030           5/25/2030
                             53,684.10           5/25/2030           6/25/2030
                             50,739.17           6/25/2030           7/25/2030
                             47,838.43           7/25/2030           8/25/2030
                             44,981.30           8/25/2030           9/25/2030
                             42,167.24           9/25/2030          10/25/2030
                             39,395.72          10/25/2030          11/25/2030
                             36,666.17          11/25/2030          12/25/2030
                             33,978.09          12/25/2030           1/25/2031
                             31,330.91           1/25/2031           2/25/2031
                             28,724.13           2/25/2031           3/25/2031
                             26,157.22           3/25/2031           4/25/2031
                             23,629.67           4/25/2031           5/25/2031
                             21,140.95           5/25/2031           6/25/2031
                             18,690.58           6/25/2031           7/25/2031
                             16,278.03           7/25/2031           8/25/2031
                             13,902.80           8/25/2031           9/25/2031
                             11,564.42           9/25/2031          10/25/2031
                              9,262.38          10/25/2031          11/25/2031
                              6,996.20          11/25/2031          12/25/2031
                              4,765.40          12/25/2031           1/25/2032
                              2,569.51           1/25/2032           2/25/2032
                                408.06           2/25/2032           3/25/2032
                                     0           3/25/2032


--------------------------------------------------------------------------------
[BARCLAYS                               8
CAPITAL
LOGO]

Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------


The PAC Schedule for the Class PA, PB, PC, PD, and PE Certificates is described in the following table:

          PAC Schedule                       PAC Schedule
Structuring Range: 100 - 250 PSA   Structuring Range: 100 - 250 PSA
   Classes: PA, PB, PC, PD, PE        Classes: PA, PB, PC, PD, PE

  Date         Balance               Date         Balance
  11/25/2006   304,668,000.00         3/25/2014   112,702,012.57
  12/25/2006   302,139,177.51         4/25/2014   111,010,108.88
   1/25/2007   299,552,966.95         5/25/2014   109,327,233.20
   2/25/2007   296,910,505.24         6/25/2014   107,661,365.36
   3/25/2007   294,277,647.52         7/25/2014   106,020,286.42
   4/25/2007   291,654,345.87         8/25/2014   104,403,641.79
   5/25/2007   289,040,554.80         9/25/2014   102,811,081.80
   6/25/2007   286,436,231.20        10/25/2014   101,242,261.70
   7/25/2007   283,841,334.36        11/25/2014    99,716,631.43
   8/25/2007   281,255,825.89        12/25/2014    98,213,608.88
   9/25/2007   278,679,669.76         1/25/2015    96,732,870.63
  10/25/2007   276,112,832.25         2/25/2015    95,274,097.78
  11/25/2007   273,555,281.93         3/25/2015    93,836,975.92
  12/25/2007   271,006,989.62         4/25/2015    92,421,195.03
   1/25/2008   268,467,928.42         5/25/2015    91,026,449.43
   2/25/2008   265,938,073.60         6/25/2015    89,652,437.74
   3/25/2008   263,417,402.63         7/25/2015    88,298,862.78
   4/25/2008   260,905,895.13         8/25/2015    86,965,431.55
   5/25/2008   258,403,532.83         9/25/2015    85,651,855.18
   6/25/2008   255,910,299.57        10/25/2015    84,357,848.81
   7/25/2008   253,428,168.75        11/25/2015    83,100,051.30
   8/25/2008   250,959,136.28        12/25/2015    81,860,778.19
   9/25/2008   248,503,135.39         1/25/2016    80,639,766.20
  10/25/2008   246,060,099.69         2/25/2016    79,430,618.51
  11/25/2008   243,629,963.13         3/25/2016    78,239,351.94
  12/25/2008   241,212,660.00         4/25/2016    77,065,711.80
   1/25/2009   238,808,124.95         5/25/2016    75,909,446.95
   2/25/2009   236,416,292.98         6/25/2016    74,770,309.74
   3/25/2009   234,037,112.92         7/25/2016    73,648,055.98
   4/25/2009   231,670,520.24         8/25/2016    72,542,444.88
   5/25/2009   229,316,450.80         9/25/2016    71,453,195.92
   6/25/2009   226,974,840.73        10/25/2016    70,380,119.06
   7/25/2009   224,645,626.54        11/25/2016    69,322,983.44
   8/25/2009   222,328,745.05        12/25/2016    68,281,561.41
   9/25/2009   220,024,133.41         1/25/2017    67,255,628.51
  10/25/2009   217,731,729.10         2/25/2017    66,244,963.42
  11/25/2009   215,451,469.91         3/25/2017    65,249,347.89
  12/25/2009   213,183,293.99         4/25/2017    64,268,566.75
   1/25/2010   210,927,139.76         5/25/2017    63,302,407.79
   2/25/2010   208,682,946.00         6/25/2017    62,350,661.81
   3/25/2010   206,450,651.79         7/25/2017    61,413,122.51
   4/25/2010   204,230,196.54         8/25/2017    60,489,586.49
   5/25/2010   202,021,519.96         9/25/2017    59,579,853.17
   6/25/2010   199,824,562.08        10/25/2017    58,683,724.80
   7/25/2010   197,639,263.24        11/25/2017    57,801,006.37
   8/25/2010   195,465,564.10        12/25/2017    56,931,505.63
   9/25/2010   193,303,405.62         1/25/2018    56,075,033.00
  10/25/2010   191,152,729.06         2/25/2018    55,231,401.55
  11/25/2010   189,013,476.00         3/25/2018    54,400,426.99
  12/25/2010   186,885,588.32         4/25/2018    53,581,927.57
   1/25/2011   184,769,008.19         5/25/2018    52,775,724.13
   2/25/2011   182,663,678.10         6/25/2018    51,981,639.99
   3/25/2011   180,569,540.83         7/25/2018    51,199,500.96
   4/25/2011   178,486,539.45         8/25/2018    50,429,135.28
   5/25/2011   176,414,617.34         9/25/2018    49,670,373.61
   6/25/2011   174,353,718.16        10/25/2018    48,923,048.97
   7/25/2011   172,303,785.89        11/25/2018    48,186,996.74
   8/25/2011   170,264,764.78        12/25/2018    47,462,054.59
   9/25/2011   168,236,599.36         1/25/2019    46,748,062.48
  10/25/2011   166,219,234.48         2/25/2019    46,044,862.61
  11/25/2011   164,227,614.93         3/25/2019    45,352,299.39
  12/25/2011   162,246,612.36         4/25/2019    44,670,219.43
   1/25/2012   160,276,172.25         5/25/2019    43,998,471.47
   2/25/2012   158,316,240.37         6/25/2019    43,336,906.41
   3/25/2012   156,366,762.76         7/25/2019    42,685,377.20
   4/25/2012   154,427,685.75         8/25/2019    42,043,738.89
   5/25/2012   152,498,955.93         9/25/2019    41,411,848.56
   6/25/2012   150,580,520.18        10/25/2019    40,789,565.29
   7/25/2012   148,672,325.65        11/25/2019    40,176,750.15
   8/25/2012   146,774,319.77        12/25/2019    39,573,266.15
   9/25/2012   144,886,450.22         1/25/2020    38,978,978.25
  10/25/2012   143,008,664.98         2/25/2020    38,393,753.30
  11/25/2012   141,145,717.64         3/25/2020    37,817,460.01
  12/25/2012   139,292,716.41         4/25/2020    37,249,968.95
   1/25/2013   137,449,610.08         5/25/2020    36,691,152.52
   2/25/2013   135,616,347.69         6/25/2020    36,140,884.91
   3/25/2013   133,792,878.57         7/25/2020    35,599,042.08
   4/25/2013   131,979,152.28         8/25/2020    35,065,501.73
   5/25/2013   130,175,118.65         9/25/2020    34,540,143.31
   6/25/2013   128,380,727.78        10/25/2020    34,022,847.94
   7/25/2013   126,595,930.02        11/25/2020    33,513,498.43
   8/25/2013   124,820,675.97        12/25/2020    33,011,979.25
   9/25/2013   123,054,916.49         1/25/2021    32,513,941.58
  10/25/2013   121,298,602.71         2/25/2021    32,023,601.76
  11/25/2013   119,560,849.94         3/25/2021    31,540,847.49
  12/25/2013   117,832,362.34         4/25/2021    31,065,568.05
   1/25/2014   116,113,091.99         5/25/2021    30,597,654.32
   2/25/2014   114,402,991.21         6/25/2021    30,136,998.68


--------------------------------------------------------------------------------
[BARCLAYS                               9
CAPITAL
LOGO]

Barclays Capital - Asset Securitization Group
November 28, 2006
BCAP 2006-RR1, Class CF
--------------------------------------------------------------------------------


          PAC Schedule                       PAC Schedule
Structuring Range: 100 - 250 PSA   Structuring Range: 100 - 250 PSA
   Classes: PA, PB, PC, PD, PE        Classes: PA, PB, PC, PD, PE

  Date          Balance              Date           Balance
   7/25/2021    29,683,495.07        11/25/2028     5,679,850.13
   8/25/2021    29,237,038.89        12/25/2028     5,535,349.26
   9/25/2021    28,797,527.07         1/25/2029     5,393,388.32
  10/25/2021    28,364,857.96         2/25/2029     5,253,927.92
  11/25/2021    27,938,931.36         3/25/2029     5,116,929.27
  12/25/2021    27,519,648.49         4/25/2029     4,982,354.10
   1/25/2022    27,106,911.98         5/25/2029     4,850,164.75
   2/25/2022    26,700,625.83         6/25/2029     4,720,324.06
   3/25/2022    26,300,695.39         7/25/2029     4,592,795.46
   4/25/2022    25,907,027.38         8/25/2029     4,467,542.89
   5/25/2022    25,519,529.83         9/25/2029     4,344,530.83
   6/25/2022    25,138,112.05        10/25/2029     4,223,724.27
   7/25/2022    24,762,684.68        11/25/2029     4,105,088.71
   8/25/2022    24,393,159.59        12/25/2029     3,988,590.18
   9/25/2022    24,029,449.94         1/25/2030     3,874,195.19
  10/25/2022    23,671,470.09         2/25/2030     3,761,870.75
  11/25/2022    23,319,135.64         3/25/2030     3,651,584.34
  12/25/2022    22,972,363.36         4/25/2030     3,543,303.94
   1/25/2023    22,631,071.24         5/25/2030     3,436,997.98
   2/25/2023    22,295,178.42         6/25/2030     3,332,635.38
   3/25/2023    21,964,605.18         7/25/2030     3,230,185.49
   4/25/2023    21,639,272.95         8/25/2030     3,129,618.12
   5/25/2023    21,319,104.27         9/25/2030     3,030,903.55
   6/25/2023    21,004,022.78        10/25/2030     2,934,012.47
   7/25/2023    20,693,953.22        11/25/2030     2,838,916.00
   8/25/2023    20,388,821.39        12/25/2030     2,745,585.71
   9/25/2023    20,088,554.16         1/25/2031     2,653,993.57
  10/25/2023    19,793,206.61         2/25/2031     2,564,111.97
  11/25/2023    19,502,577.60         3/25/2031     2,475,913.73
  12/25/2023    19,216,597.13         4/25/2031     2,389,372.03
   1/25/2024    18,935,196.19         5/25/2031     2,304,460.47
   2/25/2024    18,658,306.77         6/25/2031     2,221,153.06
   3/25/2024    18,385,861.81         7/25/2031     2,139,424.17
   4/25/2024    18,117,795.23         8/25/2031     2,059,248.54
   5/25/2024    17,854,041.88         9/25/2031     1,980,601.32
   6/25/2024    17,594,537.54        10/25/2031     1,903,458.00
   7/25/2024    17,339,814.38        11/25/2031     1,827,794.46
   8/25/2024    17,089,201.31        12/25/2031     1,753,586.90
   9/25/2024    16,842,637.07         1/25/2032     1,680,811.92
  10/25/2024    16,600,061.25         2/25/2032     1,609,446.43
  11/25/2024    16,361,414.32         3/25/2032     1,539,467.70
  12/25/2024    16,126,637.59         4/25/2032     1,470,853.35
   1/25/2025    15,895,673.23         5/25/2032     1,403,581.32
   2/25/2025    15,580,924.05         6/25/2032     1,337,629.88
   3/25/2025    15,270,144.71         7/25/2032     1,272,977.62
   4/25/2025    14,964,431.84         8/25/2032     1,209,603.46
   5/25/2025    14,663,709.53         9/25/2032     1,147,486.63
   6/25/2025    14,367,902.97        10/25/2032     1,086,606.68
   7/25/2025    14,076,938.40        11/25/2032     1,026,943.44
   8/25/2025    13,790,743.13        12/25/2032       968,477.08
   9/25/2025    13,509,245.51         1/25/2033       911,188.04
  10/25/2025    13,232,374.94         2/25/2033       855,057.05
  11/25/2025    12,960,061.80         3/25/2033       800,065.15
  12/25/2025    12,692,237.49         4/25/2033       746,193.66
   1/25/2026    12,428,834.40         5/25/2033       693,424.17
   2/25/2026    12,169,785.89         6/25/2033       641,738.54
   3/25/2026    11,915,026.28         7/25/2033       591,118.94
   4/25/2026    11,664,490.83         8/25/2033       541,547.76
   5/25/2026    11,418,115.73         9/25/2033       493,007.69
   6/25/2026    11,175,838.10        10/25/2033       445,481.67
   7/25/2026    10,937,595.96        11/25/2033       398,952.89
   8/25/2026    10,703,328.24        12/25/2033       353,404.82
   9/25/2026    10,472,974.71         1/25/2034       311,955.36
  10/25/2026    10,246,476.06         2/25/2034       271,383.27
  11/25/2026    10,023,773.80         3/25/2034       231,673.96
  12/25/2026     9,804,810.31         4/25/2034       192,813.05
   1/25/2027     9,589,528.77         5/25/2034       154,786.40
   2/25/2027     9,377,873.21         6/25/2034       117,580.07
   3/25/2027     9,169,788.47         7/25/2034        81,180.33
   4/25/2027     8,965,220.16         8/25/2034        45,573.66
   5/25/2027     8,764,114.72         9/25/2034        42,303.81
   6/25/2027     8,566,419.31        10/25/2034        39,100.90
   7/25/2027     8,372,081.92        11/25/2034        35,963.84
   8/25/2027     8,181,051.23        12/25/2034        32,891.54
   9/25/2027     7,993,276.72         1/25/2035        29,882.94
  10/25/2027     7,808,708.56         2/25/2035        26,936.99
  11/25/2027     7,627,297.67         3/25/2035        24,052.64
  12/25/2027     7,448,995.66         4/25/2035        21,228.89
   1/25/2028     7,273,754.86         5/25/2035        18,464.73
   2/25/2028     7,101,528.30         6/25/2035        15,759.17
   3/25/2028     6,932,269.66         7/25/2035        13,111.23
   4/25/2028     6,765,933.33         8/25/2035        10,519.97
   5/25/2028     6,602,474.33         9/25/2035         7,984.42
   6/25/2028     6,441,873.43        10/25/2035         5,503.67
   7/25/2028     6,284,061.34        11/25/2035         3,076.79
   8/25/2028     6,128,995.05        12/25/2035           702.88
   9/25/2028     5,976,632.17         1/25/2036               --
  10/25/2028     5,826,930.92


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[BARCLAYS                               10
CAPITAL
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